As Filed with the Securities and Exchange Commission on June 12, 1996

                                               Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ___________________________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                   ___________________________________________

                             A. O. SMITH CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                           39-0619790
   (State or Other Jurisdiction of Incorporation          (I.R.S. Employer
   Identification No.)                                     or Organization)

                             A. O. Smith Corporation
                     11270 West Park Place (Zip Code) 53224
                   Post Office Box 23973 (Zip Code) 53223-0973
                              Milwaukee, Wisconsin
                    (Address of Principal Executive Offices)
       __________________________________________________________________

                   A. O. SMITH PROFIT SHARING RETIREMENT PLAN,
                        As Amended Effective July 1, 1996
                              (Full Title of Plan)
       ___________________________________________________________________

                                W. David Romoser
                  Vice President, General Counsel and Secretary
                             A. O. Smith Corporation
                              Post Office Box 23973
                            Milwaukee, WI 53223-0973

                     (Name and Address of Agent for Service)
                      Telephone Number Including Area Code
                      of Agent for Service: (414) 359-4137

                         CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
                          Amount      maximum       maximum
         Title of          to be     offering      aggregate      Amount of
        securities      registered   price per      offering     registratio
     to be registered      (1)       share (2)     price (2)      n fee (2)

    Common Stock, $1     100,000
    par value             shares     $26.9375    $2,693,750.00     $930.00


   (1)Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

   (2)Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and low sales price of A. O. Smith Corporation Common Stock in New York Stock Exchange composite transactions on June 10, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.  Incorporation of Documents by Reference

        The following documents filed by A. O. Smith Corporation (the "Company") and the A. O. Smith Profit Sharing Retirement Plan (the "Plan") with the Securities and Exchange Commission are hereby incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, which contains audited financial statements for the Registrant's latest fiscal year.

        (b) All other reports filed by the Company with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1995.

        (c) The description of the Company's Common Stock included in Item 4 of the Company's Form 8-A, filed December 9, 1994, for the registration of the Common Stock with the Securities and Exchange Commission, including any amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.  Description of Securities

        Not Applicable.

   Item 5.  Interests of Named Experts and Counsel

        Not Applicable.

   Item 6.  Indemnification of Directors and Officers

        Under the provisions of Section 145 of the Delaware General Corporation Law, the Company is required to indemnify any officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the Company may indemnify a director or officer in connection with a proceeding in which he or she is not successful in defending if it is determined that he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or, in the case of a criminal action, if it is determined that he or she had no reasonable cause to believe his or her conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys' fees incurred in connection with such proceedings). In a stockholder derivative action, no indemnification may be paid in respect of any claim, issue or matter as to which the director or officer has been adjudged to be liable to the Company (except for expenses allowed by a court).

        Under the provisions of Article VII of the Company's By-Laws and individual indemnity agreements between the Company and its directors and certain of its officers, the Company is required to indemnify officers or directors to a greater extent than under the current provisions of Section 145 of the Delaware General Corporation Law. Except with respect to stockholder derivative actions, the agreements and the By-Law provisions generally state that the director or officer will be indemnified against expenses, amounts paid in settlement and judgments, fines, penalties and/or other amounts incurred with respect to any threatened, pending or completed proceeding (including, without limitation, proceedings brought under and/or predicated upon the Securities Act of 1933 and/or the Securities Exchange Act of 1934); provided that (i) such individual did not engage in criminal, fraudulent or intentional misconduct in the performance of his or her duties to the Company; (ii) with respect to criminal actions, such individual had no reasonable cause to believe his or her conduct was unlawful; and (iii) with respect to securities law actions, such individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and its stockholders.

        The foregoing standards also apply with respect to the indemnification of expenses incurred in a stockholder derivative suit. However, in order for a director or officer to be indemnified for settlement amounts or judgments incurred in a derivative suit, it also must be determined that (i) such individual has not breached his or her duty of loyalty to the Company or its stockholders; (ii) has not committed acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of the law; (iii) has not engaged in any willful or negligent conduct in paying dividends or repurchasing stock of the Company out of other than lawfully available funds; and (iv) has not derived an improper personal benefit from the subject transaction.

        In addition, with respect to the indemnification of settlement amounts in any type of action, such settlement must be determined to be in the best interests of the Company and its stockholders and not to be materially unreasonable in amount.

        In addition, the Company maintains insurance policies which provide coverage to its directors and officers against certain liabilities.

   Item 7.  Exemption From Registration Claimed

        Not Applicable.


   Item 8.  Exhibits

        The exhibits filed herewith or incorporated by reference are set forth in the attached Exhibit Index.

   Item 9.  Undertakings

   A.   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   Provided, however, that paragraphs A.(1)(i) and A.(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding and other than payments under the insurance policies referred to in Item 6) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   D. The undersigned registrant hereby undertakes that this Plan, and any amendment thereto, will be submitted in a timely manner to the Internal Revenue Service ("IRS") and will make all changes required by the IRS in order to qualify the Plan.

                               SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 11th day of June, 1996.

                                 A. O. SMITH CORPORATION



                                 By:/s/Robert J. O'Toole
                                    Robert J. O'Toole, Chairman,
                                    President and Chief Executive Officer


                           POWER OF ATTORNEY

        We, the undersigned officers and directors of A. O. Smith Corporation, hereby severally constitute and appoint Robert J. O'Toole, Glen R. Bomberger, John J. Kita, W. David Romoser and Jolene L. Shellman, and each of them, agent and attorney-in-fact, with full power of substitution and resubstitution, for them and in their names, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute(s), may lawfully do or cause to be done by virtue thereof.


        WITNESS OUR HANDS ON THE DATES SET FORTH BELOW.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signatures                      Title                 Date

    /s/Robert J. O'Toole          Chairman, President, Chief   June 11, 1996
    Robert J. O'Toole                Executive Officer and
                                      Director (Principal
                                      Executive Officer)

    /s/Glen R. Bomberger           Executive Vice President,   June 11, 1996
    Glen R. Bomberger             Chief Financial Officer and
                                      Director (Principal
                                      Financial Officer)

    /s/John J. Kita                Vice President, Treasurer   June 11, 1996
    John J. Kita                   and Controller (Principal
                                      Accounting Officer)


    /s/Tom H. Barrett                      Director            June 11, 1996
    Tom H. Barrett


    /s/Russell G. Cleary                   Director            June 11, 1996
    Russell G. Cleary


    /s/Thomas I. Dolan                     Director            June 11, 1996
    Thomas I. Dolan


    /s/Leander W. Jennings                 Director            June 11, 1996
    Leander W. Jennings


    /s/Dr. Agnar Pytte                     Director            June 11, 1996
    Dr. Agnar Pytte


    /s/Donald J. Schuenke                  Director            June 11, 1996
    Donald J. Schuenke


    /s/Arthur O. Smith                     Director            June 11, 1996
    Arthur O. Smith


    /s/Bruce M. Smith                      Director            June 11, 1996
    Bruce M. Smith

        The Plan. Pursuant to the requirements of the Securities Act of 1933, the persons who administer the A. O. Smith Profit Sharing Retirement Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 11, 1996.

                            A. O. SMITH PROFIT SHARING RETIREMENT PLAN



                            By:/s/W. David Romoser
                                W. David Romoser
                                Vice President, General Counsel & Secretary
                                A. O. Smith Corporation

                                  EXHIBIT INDEX

   Exhibit No.         Exhibits                                Page No.

   4              A. O. Smith Profit Sharing
                  Retirement Plan                                  --

   23             Consent of Ernst & Young LLP                     --

   24             Power of Attorney relating to subsequent
                  amendments (included on the signature page
                  to this Registration Statement)                  --